UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2025, Interactive Strength Inc. (the “Company”) issued an unsecured promissory note in the principal amount of $2,000,000 (the “Note”) to Woodway USA, Inc. (the “Holder”). The Holder is currently the largest customer of the Company, pursuant to the previously disclosed Exclusive Distribution Agreement, by and between the Company and the Holder, dated as of February 20, 2024. In consideration for the Note, on May 21, 2025, the Company issued to the Holder a warrant (the “Warrant”) to purchase up to an aggregate of 400,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

Description of the Note

The purchase price of the Note is $1,800,000. The Note carries an original issue discount of ten percent (10.0%). The Note has a maturity date of May 21, 2027 (the “Maturity Date”) and accrues interest at a rate of fifteen percent (15.0%) per annum.

The Company may prepay the outstanding principal balance of the Note (the “Balance”) prior to the Maturity Date, provided that, if upon a prepayment of the Balance in full prior to the Maturity Date, the aggregate amount of interest accrued on the Note is less than $600,000, the Company shall pay the Holder an amount equal to the difference between the amount of interest actually paid by the Company to the Holder and $600,000.

Upon an Event of Default (as defined in the Note), all outstanding principal and accrued but unpaid interest and expenses will become immediately due and payable.

Description of the Warrant

The Warrant is exercisable for 400,000 shares of Common Stock at an exercise price of $1.25 per share. The exercise price of the Warrant is subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock. The Warrant is exercisable during the period commencing May 21, 2025 and ending May 21, 2035.

Pursuant to the terms of the Warrant, the Company shall not effect the exercise of the Warrant, to the extent that the Holder would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.

The foregoing descriptions of the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the Note and the Warrant, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrant is incorporated by reference into this Item 3.02. The Warrant was issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The recipient of the Warrant is an “accredited investor” as defined in Rule 501 under the Securities Act. The Warrant and the shares of Common Stock issuable pursuant to the exercise of the Warrant have not been registered under the Securities Act and thus neither the Warrant nor the underlying shares may be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note, issued as of May 21, 2025
4.2	Warrant to Purchase Common Stock, issued May 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	May 27, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)